UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 1, 2025
FRP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-36769 (Commission File Number)	47-2449198 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FL (Address of principal executive offices)	32202 (Zip Code)
(904) 858-9100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPH	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of David H. deVilliers, III as President

    Effective January 1, 2025, David H. deVilliers, Jr., President of the Company and Vice Chairman of the Board of Directors, resigned from his position as President, and subsequently, the Board of Directors unanimously appointed David H. deVilliers, III as the President. David H. deVilliers, Jr. will continue to serve as the Advisor to the President & Chief Operating Officer of the Company and the Vice Chairman of the Board of Directors.

David H. deVilliers, III, age 46, first joined the Company in 2001 as its Vice President and served as the Executive Vice President of the Company from 2019 until his appointment as Chief Operating Officer on May 8, 2024. He also serves as the President & Chief Operating Officer of the Company’s subsidiaries, FRP Development Corp. and Florida Rock Properties, Inc. Mr. deVilliers is a named executive officer whose compensation is discussed in the Company’s Annual Report on Form 10-K and Proxy Statement. Mr. deVilliers is the son of David H. deVilliers, Jr., former President of the Company and Vice Chairman of the Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRP HOLDINGS, INC.
Registrant

Date: January 3, 2025	By:	/s/Matthew C. McNulty
Matthew C. McNulty
Chief Financial Officer & Treasurer